EXHIBIT 99.A

DELEGATION AGREEMENT OF INTERNATIONAL SECURITIES 3, LLC

This Delegation Agreement (hereinafter referred to as the “Agreement”) is made on this third day of June, 2004, by and between INTERNATIONAL SECURITIES 2, LLC, a Nevis limited liability company, party of the first part (hereinafter known as “INTL 2”) and INTERNATIONAL SECURITIES 3, LLC, a Delaware limited liability company, party of the second part (hereinafter known as “INTL 3”).

W I T N E S S E T H:

WHEREAS, on June 1, 2004, INTL 2 as sole Member of INTL 3 entered into a new Operating Agreement, appointing RONALD S. SIMON, Manager of INTL 3; and

WHEREAS, the sale Member and Manager of INTL 3 have agreed upon the delegation of all powers vested in the Manager by that certain Operating Agreement, entitled “Operating Agreement of International Securities 3, LLC, dated June 1, 2004, as hereinafter enumerated and qualified, to and in favor of RUSSELL A. WHITNEY and INGRID E. WHITNEY.

NOW, THEREFORE, THIS DELEGATION AGREEMENT witnesses that, in consideration of their mutual promises, covenants and agreements, each to the other made, the receipt and sufficiency of which is herewith acknowledged, the parties hereby do agree as follows:

That RUSSELL A. WHITNEY and INGRID E. WHITNEY are hereby vested with the same management powers issued to the Manager under the Operating Agreement of INTL 3.

RUSSELL A. WHITNEY and INGRID E. WHITNEY hereby consent to the delegation of authority described in this agreement and all terms and conditions relating to such delegation.

IN WITNESS WHEREOF, the parties hereto set their hands and seals on the third day of June, 2004, intending that this Delegation Agreement become effective after execution by all of the parties hereto.

SOLE MEMBER:

INTERNATIONAL SECURITIES 2, LLC, a Nevis

limited liability company, by and through its Manager,

ST. PETER MANAGEMENT COMPANY, LTD.

By:	/s/ Amir Sosa
Print Name: Amir Sosa
Title: Director

INTERNATIONAL SECURITIES 3, LLC, a Delaware

limited liability company

By:	/s/ Ronald S. Simon
RONALD S. SIMON, Manager

ACCEPTANCE OF DELEGATION AUTHORITY:

/s/ Russell A. Whitney
RUSSELL A. WHITNEY, Authorized Signatory

/s/ Ingrid E. Whitney
INGRID E. WHITNEY, Authorized Signatory